                                                                   EXHIBIT 4 (b)

                  SECOND AMENDMENT TO CREDIT AND LOAN AGREEMENT
                  ---------------------------------------------


         THIS SECOND AMENDMENT (the "Amendment"), dated as of February 9, 1999, is made to that certain Credit and Loan Agreement, dated as of August 7, 1998, as the same was amended by that certain First Amendment to Credit Agreement and Loan Agreement, dated as of October 6, 1998 (collectively, the "Loan Agreement"), by and among TRANSMATION, INC., an Ohio corporation (the "Borrower'), THE LENDERS PARTY THERETO FROM TIME TO TIME (the "Lenders") and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         WHEREAS, the Borrower has requested that certain changes and modifications be made to the Loan Agreement, including, but not limited to, increasing the principal amount of Term Loan A and consenting to Borrower's entering into a certain Agreement and Plan of Merger (the "Merger Agreement"), dated January 21, 1999 and amended and restated February 4, 1999 among Borrower, Metermaster Inc. ("Metermaster"), MM Acquisition Corp., a wholly owned subsidiary of Borrower ("Sub"), and others, pursuant to which Sub will merge with and into Metermaster, at which time Metermaster will be a wholly owned subsidiary of Borrower (the "Merger"), and the Lenders are agreeable to making the same in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

         2. CERTAIN DEFINITIONS.

                  (a) The definition of "Applicable Margin Ratio" set forth in
         Section 1.01 of the Loan Agreement is amended in its entirety to read as follows: "'Applicable Margin Ratio' shall mean (i) as of the date of this Amendment, 3.75; (ii) beginning on April 1, 1999 and ending ten
         (10) Business Days after receipt by the Agent of the quarterly financial statements described in Section 5.01 for the fiscal quarter ending March 31, 1999, 4.25; and (iii) thereafter, the ratio of Funded Debt at the end of the most recently completed fiscal quarter to EBITDA for the period of the four (4) then most recently completed fiscal quarters, calculated pursuant to SECTIONS 2.04(A)(II)(III), 2.06(II)(III), and 2.08(II)(III) respectively."

                  (b) The definition of "Term Loan A Maturity Date" set forth in
         SECTION 1.01 of the Loan Agreement is amended in its entirety to read as follows: "'Term Loan A Maturity Date' shall mean February 1, 2004."

3.       TERM LOAN A.

         (a) Subsection 2.05(a)(ii) is amended to read in its entirety as follows: "Notwithstanding anything to the contrary in the foregoing paragraph
(i), at no time during the term of this Agreement shall the aggregate amount of the Lenders' Term Loan A Commitment, or the aggregate outstanding principal balance of Term Loan A, exceed $13,000,000."

         (b) Subsection 2.05(d) is amended to read in its entirety as follows:


                           (d) PAYMENT TERMS. The Borrower shall make payments of principal to the Lenders with respect to the Term Loan A as follows:


                           i) in the aggregate amount of $550,000 plus interest calculated in accordance with Section 2.06 on the outstanding principal amount thereof on every third
                           (3rd) Regular Payment Date through February 1, 2000; and

                           ii) in the aggregate amount of $675,000 plus interest calculated in accordance with Section 2.06 on the outstanding principal amount thereof on every third
                           (3rd) Regular Payment Date beginning on May 1, 2000 through the Term Loan A Maturity Date, at which time the entire outstanding principal balance, all accrued interest and all other sums due from the Borrower shall be fully due and payable.

                           The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.


4.       CERTAIN INTEREST RATES.

         (a) Section 2.04 is amended to read in its entirety as follows:


                      (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate options set forth below. Subject to the provisions and limitations of this Agreement, the Borrower may select different Options to apply simultaneously to different Revolving Credit Loans and may select different Funding Periods to apply simultaneously to different parts of each Fixed LIBOR Rate Loan.

                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.

                 ---------------------------------------------------------------------- ------------------------------
                   APPLICABLE MARGIN RATIO (measured as of the date the
                   Floating Rate Option selected by Borrower goes into             PLUS OR MINUS, AS INDICATED,
                   effect or otherwise goes or remains in effect pursuant to       THE FOLLOWING BASIS POINTS:
                   this Agreement)
                 ---------------------------------------------------------------------- ------------------------------
                          greater than or equal to 4.00 but less than 4.50                    50
                 ---------------------------------------------------- ------------------------------------------------
                          greater than or equal to 3.25 but less than 4.00                    25
                 ---------------------------------------------------- ------------------------------------------------
                          greater than or equal to 2.25 but less than 3.25                    0
                 ---------------------------------------------------- ------------------------------------------------
                          greater than or equal to 1.00 but less than 2.25                  -12.5
                 ---------------------------------------------------- ------------------------------------------------
                               less than 1.00                                                -25
                 ---------------------------------------------------- ------------------------------------------------




                      (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):



                   ------------------------------------------------------------- -------------------------------
                        APPLICABLE MARGIN RATIO (measured as of the
                        date the Fixed LIBOR RATE Option selected by                     ADDITIONAL BASIS
                        Borrower goes into effect)                                           POINTS:
                   ------------------------------------------------------------- -------------------------------
                          greater than or equal to 4.00 but less than 4.50                       240
                   ------------------------------------------------------------- -------------------------------
                          greater than or equal to 3.25 but less than 4.00                       185
                   ------------------------------------------------------------- -------------------------------
                          greater than or equal to 2.25 but less than 3.25                     152.5
                   ------------------------------------------------------------- -------------------------------
                          greater than or equal to 1.00 but less than 2.25                     127.5
                   ------------------------------------------------------------- -------------------------------
                                   less than 1.00                                              102.5
                   ------------------------------------------------------------- -------------------------------




                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed

                      LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in
                      SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.


                  (b) Section 2.06 is amended to read in its entirety as
                      follows:


                      The unpaid principal amount of the Term Loan A shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below.


                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.



                 ---------------------------------------------------------------------- ----------------------------------
                   APPLICABLE MARGIN RATIO (measured as of the date the
                   Floating Rate Option selected by Borrower goes into effect      PLUS OR MINUS, AS INDICATED,
                   or otherwise goes or remains in effect pursuant to this          THE FOLLOWING BASIS POINTS:
                   Agreement)
                 --------------------------------------------------------------------------------------------------------
                      greater than or equal to 4.00 but less than 4.50                         50
                 --------------------------------------------------------------------------------------------------------
                      greater than or equal to 3.25 but less than 4.00                         25
                 --------------------------------------------------------------------------------------------------------
                      greater than or equal to 2.25 but less than 3.25                          0
                 --------------------------------------------------------------------------------------------------------
                      greater than or equal to 1.00 but less than 2.25                       -12.5
                 --------------------------------------------------------------------------------------------------------
                          less than 1.00                                                       -25
                 --------------------------------------------------------------------------------------------------------


                      (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):


                   ------------------------------------------------------------- -------------------------------
                        APPLICABLE MARGIN RATIO (measured as of the
                        date the Fixed LIBOR RATE Option selected by                     ADDITIONAL
                                   Borrower goes into effect)                           BASIS POINTS:
                   ------------------------------------------------------------- -------------------------------
                       greater than or equal to 4.00 but less than  4.50                     240
                   ------------------------------------------------------------- -------------------------------
                       greater than or equal to  3.25 but less than  4.00                    185
                   ------------------------------------------------------------- -------------------------------
                       greater than or equal to  2.25 but less than  3.25                   152.5
                   ------------------------------------------------------------- -------------------------------
                       greater than or equal to  1.00 but less than  2.25                   127.5
                   ------------------------------------------------------------- -------------------------------
                                 less than 1.00                                             102.5
                   ------------------------------------------------------------- -------------------------------

                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in
                      SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.


               (c) Section 2.08 is amended to read in its entirety as follows:


                      The unpaid principal amount of the Term Loan B shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below:


                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is (A) selected by the Borrower or (B) otherwise goes or remains in effect pursuant to this Agreement:

                 --------------------------------------------------------------------- -----------------------------------
                     APPLICABLE MARGIN RATIO (measured as of the date the
                     Floating Rate Option selected by Borrower goes into
                     effect or otherwise goes or remains in effect pursuant                PLUS OR MINUS, AS INDICATED,
                     to this Agreement)                                                    THE FOLLOWING BASIS POINTS:
                 --------------------------------------------------------------------- -----------------------------------
                        greater than or equal to 4.00 but less than 4.50                              75
                 --------------------------------------------------------------------- -----------------------------------
                        greater than or equal to 3.25 but less than 4.00                             62.5
                 --------------------------------------------------------------------- -----------------------------------
                        greater than or equal to 2.25 but less than 3.25                             37.5
                 --------------------------------------------------------------------- -----------------------------------
                        greater than or equal to 1.00 but less than 2.25                               25
                 --------------------------------------------------------------------- -----------------------------------
                                           less than 1.00                                            12.5
                 --------------------------------------------------------------------- -----------------------------------




                      Such interest rate shall change automatically from time to time effective as of the effective date of each change in the Prime Rate and each change in the Applicable Margin Ratio.


                      (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):



                   ------------------------------------------------------------- -------------------------------
                        APPLICABLE MARGIN RATIO (measured as of the
                        date the Fixed LIBOR RATE Option selected by                    ADDITIONAL BASIS
                        Borrower goes into effect)                                           POINTS:

                   ------------------------------------------------------------- -------------------------------
                         greater than or equal to 4.00 but less than 4.50                     300
                   ------------------------------------------------------------- -------------------------------
                         greater than or equal to 3.25 but less than 4.00                     240
                   ------------------------------------------------------------- -------------------------------
                         greater than or equal to 2.25 but less than 3.25                     215
                   ------------------------------------------------------------- -------------------------------
                         greater than or equal to 1.00 but less than 2.25                     190
                   ------------------------------------------------------------- -------------------------------
                                 less than 1.00                                               165
                   ------------------------------------------------------------- -------------------------------




                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.


         5. CERTAIN USE OF PROCEEDS. Clauses (iii) and (iv) of the first sentence of SECTION 5.09 of the Loan Agreement are added to read in their entirety as follows: "; (iii) finance the acquisition of Metermaster in accordance with the Merger Agreement; and (iv) acquire or redeem capital stock of Borrower for an aggregate consideration of up to $1,000,000, provided such acquisition or redemption does not violate the provisions of SECTION 6.05 regarding Restricted Payments."

         6. CERTAIN FINANCIAL COVENANTS.

                  (a) Subsection (a) of SECTION 6.01 of the Loan Agreement is amended in its entirety to read as follows:


                      (a) For the fiscal quarter ending March 31, 1999 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.00 to 1.00; for the fiscal quarters ending June 30, 1999 and September 30, 1999, permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than
                      1.10 to 1.00; for the fiscal quarter ending December 31, 1999, permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.15 to 1.00; and thereafter, permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be at any time less than 1.25 to 1.00.


                  (b) Subsection (c) of SECTION 6.01 of the Loan Agreement is amended in its entirety to read as follows:


                      (c) Permit the ratio of consolidated Funded Debt of Borrower and its Subsidiaries to the consolidated EBITDA of Borrower and its Subsidiaries, calculated at the same point in time, and measured as of the period of the four
                      (4) then most recently completed fiscal quarters of the Borrower to be greater than 4.50 to 1.00 from the date of this Amendment to and including March 31, 1999; greater than 4.00 to 1.00 from April 1, 1999 to and including September 30, 1999; greater than 3.50 to 1.00 from October 1, 1999 to and including December 31, 2000; and greater than 2.50 to 1.00 from January 1, 2001 and at all times thereafter.

         7. CONDITIONS TO ENTERING INTO AMENDMENT.

         The obligation of each Lender to enter into this Amendment and to make Loans on the date hereof is subject to the satisfaction of the following conditions precedent, in addition to the conditions precedent set forth in
SECTION 4.02 of the Loan Agreement:


         (a) AGREEMENT; NOTES. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by the Borrower, and executed Restated Term Loan A Notes in the form attached hereto as EXHIBIT A conforming to the requirements hereof, duly executed on behalf of the Borrower.

         (b) GUARANTEES. The Agent shall have received an original Guaranty, in the form attached hereto as EXHIBIT B, executed by Metermaster.

         (c) SECURITY DOCUMENTS. The Agent shall have received an executed counterpart of each Security Document with respect to Metermaster for each governmental office in which the same may be recorded or filed, if any, duly executed, and accompanied by all immediately available funds and all certificates, affidavits and other documents necessary to record or file the same.

         (d) CORPORATE PROCEEDINGS. The Agent shall have received certificates by the Secretary or Assistant Secretary of Borrower and Metermaster, after giving effect to the Merger, dated as of the date hereof as to
         (i) with respect to Metermaster, true copies of the articles of incorporation and by-laws (or other constituent documents) of Metermaster in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary or Assistant Secretary of Metermaster as of the date hereof), (ii) true copies of all corporate action taken by Borrower and Metermaster relative to the Merger, this Amendment and the other Loan Documents and (iii) the incumbency and signature of the respective officers of Borrower and Metermaster executing this Amendment and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than sixty (60) days before the date hereof showing the good standing of Borrower in its state of incorporation and of Metermaster in its state of incorporation and each state in which Metermaster does business.


         (e) INSURANCE. The Agent shall have received a certificate setting forth all policies of insurance in force with respect to Metermaster, issued by an insurance agent reasonably acceptable to the Agent and satisfactory in form and substance to the Agent and naming Agent as payee and additional insured.

         (f) FINANCIAL STATEMENTS. The Agent shall have received copies of the consolidated financial statements of Borrower for the quarter ending December 31, 1998 satisfactory to Lenders.

         (g) LEGAL OPINION OF COUNSEL TO BORROWER AND SUB. The Agent shall have received, with an executed counterpart for each Lender, (i) an opinion addressed to the Agent and each Lender, dated the date hereof, of Harter, Secrest & Emery, LLP, Rochester, New York, counsel to the Borrower and Sub, as to such matters as may be requested by the Agent and in form and substance satisfactory to the Agent and its counsel, including but not limited to completion of the transactions contemplated by the Merger Agreement; and (ii) copies of all legal opinions rendered in connection with the Merger, each of which legal opinions shall contain a provision that each Lender shall be entitled to rely on such legal opinion as if it were an addressee of such legal opinion.

         (h) FEES, EXPENSES, ETC. All fees and other compensation to be paid to the Agent or the Lenders pursuant hereto, including but not limited to those fees set forth in Section 9.06 of the Loan Agreement and underwriting fees of $14,000 to Agent and $36,000 to State Street Bank & Trust Company ("State Street"), and pursuant to any other written agreement on or prior to the date hereof shall have been paid or received, and all invoiced expenses incurred by the Agent pursuant hereto shall have been paid.

         (i) METERMASTER COST REDUCTIONS. The Agent shall have received a certificate from an officer of Borrower identifying reductions in costs of Metermaster taken by Borrower, including identification of those that have taken place prior to the date hereof and those that will occur following the date hereof, along with completion dates for those reductions, on a line-by-line basis using the same format as the audit report, with detailed explanations, in accordance with the "Forecast P&L" for the 12-months ended March 31, 2000, as prepared by John Misiaszek and dated December 29, 1998, reflecting post-acquisition EBITDA of at least $1,584,332 from Metermaster alone.

         (j) SYNDICATION. The Agent shall have obtained the consent of State Street to the terms of the Amendment, including but not limited to the principal amounts of the Term Loan A Notes attached hereto as Exhibit A.

         (k) DUE DILIGENCE. The Agent shall have received a certificate from an officer of Borrower setting forth any derogatory information discovered during its due diligence review of Metermaster, including but not limited to Metermaster's Year 2000 progress toward compliance and Borrower's plan to make Metermaster compliant, including by transferring Metermaster's accounting and operations computer systems to Borrower's computer system.

         (l) FIELD EXAMINATION. State Street shall have completed its field examination of Borrower on February 4, 1999 and February 5, 1999.

         (m) LANDLORD WAIVERS. The Agent shall have received landlord waivers in form satisfactory to Agent and its counsel from each owner of real property at which Metermaster has assets, except as specifically waived by Agent.

         (n) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments as may be requested by the Agent or any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent and each Lender.

         8. CERTAIN REPRESENTATIONS. Borrower represents and warrants to the Agent and each Lender as follows:

         (a) All Conditions contained in Section 4.02 of the Loan Agreement have been satisfied in all material respects except as otherwise specifically set forth herein.

         (b) Borrower's Articles of Incorporation and Code of Regulations provided to Agent on August 7, 1998 have not been amended or repealed.

         9. CONSENT OF AGENT AND LENDERS. Agent and Lenders hereby acknowledge notice of and provide their consent to the Merger, notwithstanding any provisions of the Loan Agreement prohibiting the transactions contemplated thereby, including the provisions of Section 5.13 regarding Subsidiaries and
Section 6.13 regarding Acquisitions. Schedules 3.01 and 3.22 to the Loan Agreement are hereby amended to add Metermaster Inc., a Georgia Corporation, wholly owned by Borrower.

         10. MISCELLANEOUS. This Amendment is entered into pursuant to and in accordance with SECTION 9.03 of the Loan Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as expressly modified or amended herein, the Loan Agreement and each of the other Loan Documents to which the Borrower is a party is hereby restated, ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have caused this Second Amendment to Credit and Loan Agreement to be duly executed and delivered as of the date first above written.

                                TRANSMATION, INC.


                                By: /s/ Eric W. McInroy
                                   ------------------------------------------
                                Name:  Eric W. McInroy
                                      ---------------------------------------
                                Title:  President And Chief Executive Office
                                      ---------------------------------------

                                KEYBANK NATIONAL ASSOCIATION,
                                as Agent and a Lender


                                By:  /s/ Timothy R. Beers
                                   ------------------------------------------
                                     Timothy R. Beers
                                Title:  Vice President


                                LENDERS:

                                STATE STREET BANK AND TRUST
                                       COMPANY


                                By:  /s/ Girard Sargent
                                   ------------------------------------------
                                     Girard Sargent
                                Title:  Vice President

                              TABLE OF EXHIBITS


* Exhibit A          Restated Term Loan A Notes

* Exhibit B          Guaranty


* OMITTED EXHIBITS

  UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS.